Exhibit 10.25
FIRST AMENDMENT TO
ASSET PURCHASE AGREEMENT
     This First Amendment to Asset Purchase Agreement dated October 28, 2004 (“First Amendment”), by and between OP Hospice, Inc., a Michigan Corporation (“Purchaser”), and Lighthouse Hospice Limited Partnership, a Delaware limited partnership (“Seller”). Purchaser and Seller are sometimes referred to collectively as the “Parties” and individually as a “Party”.
RECITALS:
     A. Purchaser and Seller entered into an Asset Purchase Agreement dated October 28, 2004 (“Asset Purchase Agreement”).
     B. Section 10.1 of the Asset Purchase Agreement establishes a Termination Date and Closing of December 30, 2004.
     C. The parties desire to extend the Termination Date and Closing to December 31, 2004 in this Amendment.
     NOW THEREFORE, for and in consideration of the foregoing Recitals, the mutual covenants and undertakings set forth below and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties hereby agree as follows:
     1. Section 10.1 of the Asset Purchase Agreement is hereby amended to change the December 30, 2004 date to December 31, 2004.
     2. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Fax signatures hereto shall be deemed as legally effective as a signed original for all purposes.
     3. The parties hereto otherwise ratify and confirm the remaining provisions of the Asset Purchase Agreement,
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     IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Asset Purchase Agreement this 30th day of December, 2004.

OP HOSPICE, INC.

By:	/s/ Lawrence R. Deering

Name:	Lawrence R. Deering
Its:	Chairman and CEO

LIGHTHOUSE HOSPICE LIMITED PARTNERSHIP

By:	Integrated Health Systems, Inc., an
Illinois corporation

By:	/s/ Laura A. Wagner

Name:	Laura A. Wagner

Its:	Vice President